Exhibit 99.1

Contact:

Mary Dotz

Chief Financial Officer

Pinnacle Systems, Inc.

(650) 237-1952

ir@pinnaclesys.com

For Immediate Release

Pinnacle Systems Announces Net Sales Expectations

For Fourth Quarter of Fiscal 2005

MOUNTAIN VIEW, Calif., July 21, 2005—Pinnacle Systems®, Inc. (Nasdaq: PCLE), a leader in digital video solutions, today announced its expectations of net sales for the fourth fiscal quarter ended June 30, 2005. The company currently expects fourth-quarter net sales of approximately $52 million to $54 million. Pinnacle’s sales expectations for the fourth quarter are preliminary and subject to change based on the closing of its books, management review and completion of its audit for the fiscal year ended June 30, 2005.

About Pinnacle Systems

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award-winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the company has received nine prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Safe Harbor Statement

This news release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Pinnacle Systems’ current expectations of net sales for the fourth quarter of fiscal 2005. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to the company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Pinnacle Systems’ business and financial results are detailed in the company’s periodic reports filed with the Securities and Exchange Commission (SEC), including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2004; its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2004, December 31, 2004, and March 31, 2005, respectively; and the Joint Proxy Statement/Prospectus of Avid Technology (Nasdaq: AVID) and Pinnacle Systems. These documents are on file with the SEC and available at the SEC’s website at www.sec.gov. All information set forth in this news release is made as of July 21, 2005, and Pinnacle Systems undertakes no obligation to revise or update publicly this information for any reason.

Additional Information

In connection with the pending acquisition of Pinnacle by Avid, Avid has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/ Prospectus, and Avid and Pinnacle have mailed to their respective stockholders the Joint Proxy Statement/Prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Avid, Pinnacle, the transaction, and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Avid and Pinnacle through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Avid by contacting Dean Ridlon, Investor Relations director for Avid, at telephone number (978) 640-5309, or from Pinnacle by contacting Deborah B. Demer of Demer IR Counsel, Inc. at telephone number (925) 938-2678, extension 224.

Avid and Pinnacle, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Avid’s directors and executive officers is contained in Avid’s Form 10-K for the year ended December 31, 2004 and in the Joint Proxy Statement/Prospectus, which are filed with the SEC and available free of charge as indicated above. Information regarding Pinnacle’s directors and executive officers is contained in Pinnacle’s Form 10-K for the year ended June 30, 2004 and its proxy statement dated September 30, 2004, which are filed with the SEC and available free of charge as indicated above. The interests of Avid’s and Pinnacle’s respective directors and executive officers in the solicitations with respect to the transactions in particular are more specifically set forth in the Registration Statement and the Joint Proxy Statement/Prospectus filed with the SEC, which is available free of charge as indicated above.

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